EXHIBIT H
                                    ---------

                               SERVICING AGREEMENT

         This SERVICING AGREEMENT (this "Agreement"), dated and effective as of October 1, 2000 (the "Effective Date") and is entered into by and between Pacific Financial Group, Inc., a Delaware corporation ("PFG"), and AutoCorp Equities Inc., a Nevada corporation, ("ACE") and is an integral part of a certain Master Agreement by and between the parties hereto and AutoPrime, Inc. dated as of October 1, 2000, to which this Servicing Agreement is attached as
Exhibit I.

     WHEREAS,  ACE  is  engaged  in  the  business  of  managing  and  servicing
Contracts;

     WHEREAS, PFG desires to retain the services of ACE for the purposes of managing and servicing the Contracts ("Contracts") described in Exhibit A;

     NOW, THEREFORE, in consideration of the mutual premises and promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ACE and PFG agree as follows:

     Section 1. Contract Management and Servicing. Subject to the terms and conditions hereinafter set forth, ACE shall provide all management and servicing of the Contracts and covenants and agrees to manage and service the Contracts for the account of PFG as described below.

     (a) ACE obligates itself to service the Contracts under this Servicing Agreement in accordance with the industry standards pertaining to such Contracts utilizing the same degree of care as if the Contracts were owned by ACE itself, including an obligation to maintain an automated reporting system at its sole cost which produces information with respect to each Contract in form and content reasonably acceptable to PFG.

     (b) ACE covenants and agrees to comply with all requirements of State law and any other applicable federal, state, and local laws and regulations thereunder, including, without limitation, the Fair Debt Collection Practices Act, in servicing the Contracts under this Agreement.

     (c) During the term of the Contracts serviced under this Agreement, ACE will proceed diligently to collect all sums due under the Contracts and will deposit on a daily basis or as otherwise directed in writing by PFG all funds received with respect to the Contracts, less the servicing fee provided for in Section 2 hereof, into a bank account or accounts maintained for the benefit of PFG. Said account or accounts shall be maintained in a financial institution designated by PFG, the accounts of which are insured by the Federal Deposit Insurance Corporation.



SERVICING AGREEMENT                                                            1

     (d) ACE shall maintain complete books and records relating to its servicing activities hereunder and shall provide to PFG, from time to time, written servicing reports containing a complete and accurate accounting of the servicing activity during the preceding time period, which reports shall include a schedule of payments received and payments due. Each report shall be delivered to PFG by hand delivery, facsimile transmission, or E-mail transmission and shall be accurate as of all transactions through the close of business on the date therein stated.

     (e) ACE, in the course of servicing and managing the Contracts, shall not waive, vary, extend, or cancel any term or condition of the Contracts without PFG's prior written consent, but ACE may, without legally committing PFG to any of the same, extend in its discretion reasonable forbearance before declaring a Contract in default for such period(s) as may be consistent with industry standards.

     (f) ACE shall deliver to PFG from time to time, copies of profit and loss statements and balance sheets and other financial information that ACE has filed with the Securities and Exchange Commission.

     Section 2. Servicing Fees. As compensation for its services rendered hereunder, ACE shall be entitled to retain an amount, as set forth on Exhibit B to this Agreement, of all payments due and actually received by ACE under each Contract serviced hereunder. ACE shall remit in full to PFG the balance of the payments actually received by ACE under each Contract serviced hereunder, less the servicing fee provided for in this Section 2, into a bank account or accounts as set forth in Section l (b) hereof. ACE will pay all costs and expenses incurred by it in connection with its servicing activities hereunder.

     Section 3. Costs of Repossession. The parties agree that any costs incurred by ACE in connection with the repossession of collateral securing the Contracts in Exhibit A will be the sole responsibility of PFG. PFG agrees to fully and directly reimburse ACE for said costs within ten (10) business days after ACE has requested reimbursement for said costs in writing. PFG hereby authorizes ACE to deduct such reimbursement from amounts collected under this Servicing Agreement if PFG has failed to reimburse ACE within ten (10) business days of the reimbursement request.

     Section 4. Term and Termination. This Agreement shall be effective and commence on October 1, 2000 and, unless earlier terminated pursuant to this
Section 4, shall terminate after the repayment of the last Contract in PFG's portfolio and after all taxes, fees, and funds have been accounted for and disbursed with respect thereto in accordance with the terms hereof and applicable law. This Agreement may be terminated as follows:





SERVICING AGREEMENT                                                            2

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     (a) This  Agreement  shall  terminate  automatically  as  to  any  and  all
         Contracts upon the dissolution, termination of existence, insolvency (failure to pay debts as they mature or the failure to maintain the fair salable value of assets in excess of liabilities), business failure, appointment of a receiver, trustee, custodian, or similar fiduciary, assignment for the benefit of creditors, or the commencement of any proceedings under the bankruptcy laws, of, by, or against ACE, or the making by ACE of any offer or settlement, extension, or composition to its creditors generally.

     (b) If ACE materially breaches or fails to perform, keep, or observe any representation, warranty, covenant, or agreement contained in this Agreement or (including, but not limited to, ACE's failure to deposit funds received for any Contract into an account as set forth in Section l (b) hereof; ACE's failure to deliver on a timely basis any of the reports to PFG pursuant to this Agreement; or ACE's failure to use due diligence in collecting funds due under any Contract. PFG may, upon ACE's receipt of five(5) business days prior written notice from PFG, terminate this Agreement with respect to any and all Contracts upon the occurrence of any of the events described in this sub-paragraph (b)

     (c) This Agreement may be terminated as to any and all Contracts at any time by the mutual agreement of PFG and ACE.


Section 5. Procedure upon Termination.

     (a) Immediately upon the termination of this Agreement pursuant to Section 4(a) and Section 4(c) hereof and immediately upon ACE's receipt of notice of termination pursuant to Section 4(b) hereof, ACE's right to retain future, but unearned servicing fees prescribed in Section 2 hereof with respect to any and all of such terminated Contracts shall terminate immediately and, from and after the date of such termination, ACE shall deposit all amounts received with respect to such Contracts, if any, into the account or accounts maintained pursuant to Section l(b) hereof, deducting only earned servicing fees and unreimbursed repossession costs. In addition, PFG may, with or without the consent of ACE and upon the occurrence of any event described in the foregoing
         Section 4, mail to each Obligor of any Contract a notice letter notifying such Obligor of the existence of the transactions between ACE and PFG, the sale and assignment of the applicable Contract, the termination of this Agreement, and directing the Obligor to remit all future payments under the Contract to an account designated by PFG.

     (b) Upon termination of this Agreement as to any and all Contracts, ACE shall immediately deliver to PFG the Servicing File and any other documents in ACE's possession with respect to each Contract so terminated and an accounting of all monies collected by ACE and held by it for PFG with respect to such Contracts and shall immediately pay over to PFG all monies so held.




SERVICING AGREEMENT                                                            3

     Section  6.  Indemnification.   ACE  hereby  agrees  to  protect,   defend,
indemnify,  and  hold  PFG and  its  assigns  and  their  respective  attorneys, accountants, employees, agents, officers, and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to, or arising out of this Agreement or the performance of ACE's obligations hereunder. ACE's obligations under this Section 6 shall survive the termination of this Agreement.

     Section 7. Independent Contractor. Any possible construction of any other provisions of this Agreement to the contrary notwithstanding, it is intended by this Agreement that PFG, for and during the term hereof, has delegated to ACE the right for it and on its behalf to service each Contract as an independent contractor in accordance with the terms hereof.

     Section 8. Effect of Master Agreement. In addition to the provisions of this Agreement, the provisions of the Master Agreement shall be valid and binding upon the parties.


         IN WITNESS WHEREOF, each of the parties has caused its duly authorized officer or representative to execute this Agreement as of October 1, 2000.

  AutoCorp Equities, Inc.                       Pacific Financial Group, Inc

  By:___________________                        By:______________________
      Charles Norman,                                Bill Bradley
      President                                      President








SERVICING AGREEMENT                                                            4